SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 18, 2001



                         BUTLER NATIONAL CORPORATION
           (Exact name of Registrant as specified in its charter)

            Delaware               0-1678              41-0834293
  (State of incorporation) (Commission File Number) (I.R.S. Employer
                                                    Identification No.)



              19920 West 161st Street, Olathe, Kansas  66062
             (Address of Principal Executive Office)(Zip Code)

     Registrant's telephone number, including area code:  (913) 780-9595

Former Name, former address and former fiscal year if changed since last report:

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Item 5.   Other Events
          Butler National Corporation reported that on December 18, 2001 the Company issued a press release introducing its Commercial Aircraft Cockpit Shield ("ACS") designed to address the concerns from the September 11, 2001 disasters by protecting the pilots from unwanted intrusion and weapon discharge into the flight compartment of commercial aircraft.

                                  Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Butler National Corporation
(Registrant)


December 18, 2001                    /S/Clark D. Stewart
(Date)                               Clark D. Stewart
                                     President and Chief Executive Officer


December 18, 2001                    /S/Angela Seba
(Date)                               Angela Seba
                                     Chief Financial Officer